Exhibit 99.1
Gregory J. Larson Chief Financial Officer 240.744.5120 Gee Lingberg Vice President 240.744.5275

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS STRONG GROWTH FOR THE THIRD QUARTER

BETHESDA, MD; October 30, 2014 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the third quarter of 2014.

Operating Results

(in millions, except per share and hotel statistics)

	Quarter ended September 30,		Percent	Year-to-date ended September 30,		Percent
	2014	2013	Change	2014	2013	Change
Total revenues	$ 1,294	$ 1,211	6.9%	$ 4,034	$ 3,835	5.2%
Comparable hotel revenues (1)	1,240	1,149	7.9%	3,794	3,580	6.0%
Net income	145	18	705.6%	489	199	145.7%
Adjusted EBITDA (1)	331	270	22.6%	1,050	984	6.7%
Change in comparable hotel RevPAR - Constant US$	7.9%			6.6%
Change in comparable hotel RevPAR - Nominal US$	7.8%			6.2%

Diluted earnings per share	$ .19	$ .03	533.3%	$ .63	$ .26	142.3%
NAREIT FFO per diluted share (1)	.42	.25	68.0%	1.17	.93	25.8%
Adjusted FFO per diluted share (1)	.34	.25	36.0%	1.10	.98	12.2%
___________
(1)

NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, Adjusted EBITDA and comparable hotel operating results are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.

Comparable RevPAR on a constant dollar basis improved nearly 8% for the quarter, driven primarily by strong rate growth of 6.4%, coupled with a 1.1 percentage point increase in occupancy, which reached 79.9% at the Company’s comparable hotels. The Company’s domestic comparable hotels experienced a 7.7% increase in RevPAR for the quarter driven by a 6.2% increase in average room rate and an increase in occupancy to over 80%. Additionally, third quarter RevPAR for the full portfolio owned as of September 30, 2014 increased 9.2% on a pro forma basis. The difference between the full portfolio RevPAR and comparable RevPAR for the quarter is primarily attributable to the positive post-renovation performances of The Ritz-Carlton, Naples and Orlando World Center Marriott properties. In 2013, both properties experienced substantial disruption due to renovations. Year-to-date, the 6.6% increase in comparable RevPAR on a constant dollar basis reflects a 5% increase in average room rate and a 1.1 percentage point increase in occupancy.

For the quarter, total revenues increased 6.9%, reflecting revenue growth of 7.9% at the Company’s comparable properties, partially offset by the timing of recent acquisitions and dispositions, which reduced total revenues by $22 million on a net basis in comparison to the third quarter 2013. Quarterly results also reflected a 6.1% increase in comparable food and beverage revenues, as strong banquet sales drove improvements in revenues and operating profit.

The strong growth in operations contributed to the following results in 2014 compared to the same periods in 2013:

•	Adjusted EBITDA increased $61 million in the quarter and $66 million year-to-date, reflecting improvements in the operating results of the Company’s portfolio;
•

Comparable hotel adjusted operating profit increased 21.9% for the quarter and 12.6% year-to-date, resulting in  an increase in comparable hotel adjusted operating profit margins of 305 basis points for the quarter and 155 basis points year-to-date;

•	Adjusted FFO per diluted share increased 36% to $0.34 per share for the quarter and 12.2% to $1.10 year-to-date; and
•	Net income improved $127 million to $145 million for the quarter, and $290 million to $489 million year-to-date.

In addition to the improvement in hotel operations, as reflected in the significant Adjusted EBITDA growth described above, net income was also impacted by the following:

•

During the third quarter, the Company reversed the $69 million loss contingency related to the successful resolution of the litigation related to the ground lease for the San Antonio Marriott Rivercenter;

•

Interest expense declined $14 million for the quarter and $80 million year-to-date due to a reduction in the overall debt balance and weighted average interest rate, combined with a decline in debt extinguishment costs compared to prior year; and

•	For the quarter, gains on asset sales decreased $14 million, while, year-to-date, gains on asset sales increased $47 million (in 2013, certain of the gains were included in discontinued operations).

Acquisitions and Dispositions

The Company’s recent acquisition and disposition activity is consistent with its strategic focus to narrow the number of markets it is exposed to, focusing on gateway cities and urban and resort/conference markets, while establishing a deeper foothold in those markets by expanding its investments to include upscale properties that may be operated by an independent manager or without a major brand affiliation. The recently announced acquisitions of the b2 miami downtown hotel for approximately $58 million in the third quarter and the purchase of the Powell Hotel in San Francisco earlier this year are good examples of this narrower but deeper strategy. San Francisco and Miami are among the target markets that the Company believes have the highest potential for long-term growth, and both of these properties are upscale, independently-managed properties with further value-enhancement opportunities. Similarly, the Company sold three hotels this year for total proceeds of $488 million, including the Tampa Marriott Waterside Hotel & Marina which was sold on October 1, 2014, to reduce exposure in markets that are not part of its long-term strategy. As a result of this activity, the Company anticipates its percentage of revenues from target markets will increase to over 80%.

Capital Expenditures

The Company continues to pursue opportunities to invest in its existing portfolio through select capital improvements, while ensuring that its high standards for product quality are maintained. Year-to-date, the Company has completed renovations of 3,745 guestrooms, over 196,000 square feet of meeting space and 98,000 square feet of public space.

•

Redevelopment And Return On Investment Expenditures (“ROI”) - These projects are designed to increase cash flow and to improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties, including projects such as the redevelopment of a hotel, repositioning of a hotel restaurant, the installation of energy efficient systems or the conversion of underutilized space to more profitable uses. The Company invested approximately $28 million and $57 million in the third quarter and year-to-date 2014, respectively, in ROI capital expenditures. During the year, as part of the conversion and rebranding of the Sheraton Memphis Downtown, the Company renovated over 21,000 square feet of public space and all 600 guest rooms. The Company also renovated six food and beverage outlets following the success of 16 previous restaurant redevelopments and has added, or will be constructing, over 16,000 square feet of meeting space to its portfolio in order to enhance its appeal to the higher rated corporate segment. The Company expects that ROI capital expenditures for 2014 will range from $65 million to $75 million.

•

Capital Expenditures for Recent Acquisitions - In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans designed to maximize profitability and to enhance the guest experience. The Company invested approximately $5 million and $12 million on these projects during the third quarter and year-to-date 2014, respectively. The Company expects that acquisition capital expenditures will total $20 million to $25 million for 2014.

•

Renewal and Replacement Expenditures - The Company invested approximately $71 million and $218 million in renewal and replacement capital expenditures during the third quarter and year-to-date 2014, respectively. During the third quarter, major renewal and replacement projects completed included the renovation of all 365 rooms at The Westin Buckhead Atlanta, 50,000 square feet of ballroom space at the Harbor Beach Marriott Resort & Spa and 39,000 square feet of ballroom space at the Grand Hyatt Atlanta in Buckhead. The Company expects that renewal and replacement expenditures for 2014 will total approximately $330 million to $345 million.

For all of the capital expenditures discussed above, the Company attempts to minimize disruption to its guests by scheduling projects in periods of softer demand. However, approximately 35% of the 2014 capital expenditure forecast, including rooms and meeting space renovations, is scheduled to be completed in the fourth quarter, which will have some impact on the Company’s operations.

Balance Sheet

The Company has approximately $387 million of cash and cash equivalents and $788 million of available capacity under its credit facility. As of September 30, 2014, the Company’s total debt was $4.0 billion, with an average maturity of 5.4 years and an average interest rate of 4.8%, including nearly 80% with a fixed rate of interest.

European Joint Venture

Subsequent to quarter end, on October 16, 2014, the European joint venture sold the Sheraton Skyline Hotel & Conference Centre for £33 million ($53 million). Additionally, as previously announced, the European joint venture acquired the Grand Hotel Esplanade Berlin on September 30, 2014, its second property in Germany and first in this target market. The European joint venture’s comparable hotel RevPAR on a constant euro basis increased approximately 4.1% and 2.4% for the third quarter and year-to-date 2014, respectively. The comparable RevPAR results were driven by strength in both transient and group business, leading to a 1.6 percentage point increase in occupancy and a 2.1% improvement in rate. Additionally, food and beverage revenues at the European joint venture properties increased approximately 11% for the quarter.

Dividend

The Company’s policy is that it generally intends to distribute, over time, 100% of its taxable income, which is primarily dependent on the Company’s results of operations, as well as gains and losses on property sales. The Company paid a regular quarterly cash dividend of $0.20 per share on its common stock on October 15, 2014 to stockholders of record on September 30, 2014, which is a 33% increase over the prior quarter and represents the Company’s intended regular dividend. To the extent that the Company is unable to execute its strategy generally to achieve tax free exchanges for its asset sales this year, it expects to declare a special dividend of approximately $.05 in the fourth quarter. Any future dividend is subject to approval by the Company’s Board of Directors.

2014 Outlook

The Company anticipates that its 2014 operating results will increase as follows:

	Full Year 2014
	Low-end of range	High-end of range
Total comparable hotel RevPAR - Constant US$	6.0%	6.25%
Comparable hotel RevPAR for domestic properties	5.8%	6.0%
Comparable hotel RevPAR for international properties - Constant US$	9.7%	10.0%

Total revenues under GAAP	3.8%	4.0%
Total comparable hotel revenues	5.4%	5.6%
Operating profit margin under GAAP	340 bps	350 bps
Comparable hotel adjusted operating profit margins	120 bps	135 bps

Based upon these parameters, the Company estimates that its 2014 guidance is as follows (in millions, except per share amounts):

	Full Year 2014
	Low-end of range	High-end of range
Earnings per diluted share	$.92	$.93
Net income	712	722
NAREIT FFO per diluted share	1.54	1.55
Adjusted FFO per diluted share	1.47	1.49
Adjusted EBITDA	1,400	1,410

See the 2014 Forecast Schedules and the Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecast results.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 99 properties in the United States and 15 properties internationally totaling approximately 59,000 rooms. The Company also holds non-controlling interests in five joint ventures, including one in Europe that owns 19 hotels with approximately 6,500 rooms and one in Asia that has interests in four hotels in Australia and India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel® in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to used available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 30, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*

This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of September 30, 2014, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets (1)

(in millions, except shares and per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Property and equipment, net	$10,629	$10,995
Assets held for sale	74	—
Due from managers	156	52
Advances to and investments in affiliates	409	415
Deferred financing costs, net	37	42
Furniture, fixtures and equipment replacement fund	158	173
Other	254	244
Restricted cash	31	32
Cash and cash equivalents	387	861
Total assets	$12,135	$12,814

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt
Senior notes, including $382 million and $371 million, respectively, net of discount, of Exchangeable Senior Debentures	$2,880	$3,018
Credit facility, including the $500 million term loan	712	946
Mortgage debt	407	709
Other	13	86
Total debt	4,012	4,759
Accounts payable and accrued expenses	244	214
Other	325	389
Total liabilities	4,581	5,362

Non-controlling interests - Host Hotels & Resorts, L.P.	204	190

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized, 755.7 million shares and 754.8 million shares issued and outstanding, respectively	8	8
Additional paid-in capital	8,494	8,492
Accumulated other comprehensive loss	(32)	(9)
Deficit	(1,155)	(1,263)
Total equity of Host Hotels & Resorts, Inc. stockholders	7,315	7,228
Non-controlling interests—other consolidated partnerships	35	34
Total equity	7,350	7,262
Total liabilities, non-controlling interests and equity	$12,135	$12,814
___________
(1)

Our consolidated balance sheets as of September 30, 2014 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations (1)

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Revenues
Rooms	$884	$825	$2,613	$2,479
Food and beverage	330	310	1,150	1,097
Other	80	76	271	259
Total revenues	1,294	1,211	4,034	3,835
Expenses
Rooms	236	226	696	668
Food and beverage	260	248	829	806
Other departmental and support expenses	314	309	949	932
Management fees	55	50	171	162
Other property-level expenses	94	97	289	283
Depreciation and amortization	178	175	524	520
Corporate and other expenses (2)	(38)	27	25	90
Gain on insurance settlements	(7)	—	(10)	—
Total operating costs and expenses	1,092	1,132	3,473	3,461
Operating profit	202	79	561	374
Interest income	1	1	3	3
Interest expense (3)	(51)	(65)	(164)	(244)
Gain on sale of assets (4)	1	—	112	33
Gain (loss) on foreign currency transactions and derivatives	(1)	(1)	(2)	2
Equity in earnings (losses) of affiliates	(1)	(1)	(4)	3
Income before income taxes	151	13	506	171
Provision for income taxes	(6)	(11)	(17)	(19)
Income from continuing operations	145	2	489	152
Income from discontinued operations, net of tax	—	16	—	47
Net income	145	18	489	199
Less: Net (income) loss attributable to non- controlling interests	(1)	1	(11)	(5)
Net income attributable to Host Inc.	$144	$19	$478	$194
Basic and diluted earnings per common share:
Continuing operations	$.19	$.01	$.63	$.20
Discontinued operations	—	.02	—	.06
Basic and diluted earnings per common share	$.19	$.03	$.63	$.26
___________
(1)

Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

(2)

During the third quarter, the Company reversed the $69 million loss contingency related to the successful resolution of the litigation related to the ground lease for the San Antonio Marriott Rivercenter.

(3)	Interest expense includes the following items:
	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Non-cash interest for exchangeable debentures	$4	$4	$12	$11
Debt extinguishment costs	—	3	4	36
Total	$4	$7	$16	$47
(4)

Effective January 1, 2014, we adopted a new accounting standard for reporting discontinued operations. Under this standard, the disposal of a hotel, or group of hotels, is required to be reported in discontinued operations only if the disposal represents a strategic shift that has, or will have, a major effect on the company’s operations and financial results. Under the new standard, we are not permitted to restate prior year results, so the results of operations of hotels sold in 2013 will continue to be reported in discontinued operations.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Net income	$145	$18	$489	$199
Less: Net (income) loss attributable to non-controlling interests	(1)	1	(11)	(5)
Net income attributable to Host Inc.	144	19	478	194
Diluted income attributable to Host Inc.	$144	$19	$478	$194

Basic weighted average shares outstanding	755.6	749.0	755.3	740.9
Assuming weighted average shares for conversion of exchangeable senior debentures	—	—	—	3.2
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	.8	.7	.7	.8
Diluted weighted average shares outstanding (1)	756.4	749.7	756.0	744.9
Basic and diluted earnings per common share	$.19	$.03	$.63	$.26
___________
(1)

Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)

Comparable Hotels by Market in Constant US$

	As of September 30, 2014		Quarter ended September 30, 2014			Quarter ended September 30, 2013
Market (2)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Boston	5	3,432	$218.54	89.3%	$195.07	$199.03	89.0%	$177.12	10.1%
New York	9	7,224	280.37	90.1	252.62	271.73	89.3	242.69	4.1
Philadelphia	2	776	207.85	77.8	161.67	198.21	75.2	149.11	8.4
Washington, D.C.	12	6,016	190.32	80.2	152.60	181.20	77.3	140.05	9.0
Atlanta	6	2,280	172.75	76.9	132.86	162.06	74.6	120.95	9.9
Florida	7	3,230	166.67	71.5	119.10	160.65	70.2	112.71	5.7
Chicago	7	2,857	195.46	85.1	166.33	188.97	81.8	154.56	7.6
Denver	3	1,363	156.15	77.8	121.45	145.60	74.5	108.44	12.0
Houston	4	1,706	177.16	71.8	127.22	176.17	72.0	126.79	0.3
Phoenix	4	1,522	141.66	61.5	87.18	136.68	58.7	80.18	8.7
Seattle	3	1,774	218.62	90.8	198.54	183.76	92.2	169.34	17.2
San Francisco	5	3,701	233.25	87.8	204.82	203.93	88.4	180.35	13.6
Los Angeles	8	3,228	193.00	83.8	161.79	172.96	85.1	147.22	9.9
San Diego	5	4,691	199.04	84.7	168.56	191.26	86.4	165.30	2.0
Hawaii	2	1,256	364.59	81.6	297.38	351.66	80.8	284.13	4.7
Other	13	7,929	143.75	66.1	94.96	134.66	63.4	85.35	11.3
Domestic	95	52,985	206.17	80.2	165.44	194.11	79.1	153.61	7.7

Asia-Pacific	7	1,390	$157.25	81.8%	$128.69	$152.89	81.6%	$124.74	3.2%
Canada	3	1,219	189.22	72.2	136.58	179.30	71.9	128.86	6.0
Latin America	4	1,075	253.56	67.0	170.01	215.15	62.7	134.83	26.1
International	14	3,684	192.67	74.4	143.28	176.99	72.9	129.02	11.0
All Markets - Constant US$	109	56,669	205.35	79.9	163.99	193.07	78.7	152.00	7.9

All Owned Hotels in Constant US$ (3)

	As of September 30, 2014		Quarter ended September 30, 2014			Quarter ended September 30, 2013
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Comparable Hotels	109	56,669	$205.35	79.9%	$163.99	$193.07	78.7%	$152.00	7.9%
Non-comparable Hotels (Pro Forma)	5	3,172	170.88	72.1	123.17	153.42	51.5	79.04	55.8
All Hotels	114	59,841	203.69	79.4	161.83	191.71	77.3	148.23	9.2

Comparable Hotels in Nominal US$

	As of September 30, 2014		Quarter ended September 30, 2014			Quarter ended September 30, 2013
International Market	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Asia-Pacific	7	1,390	$157.25	81.8%	$128.69	$147.76	81.6%	$120.56	6.7%
Canada	3	1,219	189.22	72.2	136.58	187.96	71.9	135.08	1.1
Latin America	4	1,075	253.56	67.0	170.01	224.62	62.7	140.76	20.8
International	14	3,684	192.67	74.4	143.28	179.98	72.9	131.20	9.2
Domestic	95	52,985	206.17	80.2	165.44	194.11	79.1	153.61	7.7
All Markets	109	56,669	205.35	79.9	163.99	193.25	78.7	152.14	7.8

Comparable Hotels by Type in Nominal US$

	As of September 30, 2014		Quarter ended September 30, 2014			Quarter ended September 30, 2013
Property type (2)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Urban	57	35,255	$222.11	82.3%	$182.90	$209.57	81.2%	$170.23	7.4%
Suburban	29	10,206	165.10	76.4	126.11	154.51	74.6	115.34	9.3
Resort	11	5,570	231.21	68.4	158.04	220.23	68.0	149.68	5.6
Airport	12	5,638	146.59	81.9	120.13	133.17	81.1	108.01	11.2
All Types	109	56,669	205.35	79.9	163.99	193.25	78.7	152.14	7.8

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)

Comparable Hotels by Market in Constant US$

	As of September 30, 2014		Year-to-date ended September 30, 2014			Year-to-date ended September 30, 2013
Market (2)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Boston	5	3,432	$212.23	78.9%	$167.48	$195.05	80.8%	$157.55	6.3%
New York	9	7,224	274.03	86.6	237.38	263.92	85.9	226.81	4.7
Philadelphia	2	776	208.25	79.7	166.04	208.08	74.5	154.93	7.2
Washington, D.C.	12	6,016	202.42	78.6	159.15	203.90	76.7	156.47	1.7
Atlanta	6	2,280	171.17	75.2	128.78	164.22	73.8	121.20	6.3
Florida	7	3,230	208.49	79.5	165.69	200.65	76.7	153.84	7.7
Chicago	7	2,857	183.49	76.0	139.55	184.23	74.6	137.42	1.5
Denver	3	1,363	152.44	69.9	106.52	143.73	66.0	94.81	12.4
Houston	4	1,706	190.89	75.6	144.39	181.80	77.3	140.47	2.8
Phoenix	4	1,522	196.20	72.5	142.17	188.29	69.3	130.42	9.0
Seattle	3	1,774	191.92	81.4	156.27	170.52	79.7	135.94	15.0
San Francisco	5	3,701	223.03	83.5	186.25	196.45	81.5	160.06	16.4
Los Angeles	8	3,228	179.23	82.9	148.65	164.86	83.3	137.26	8.3
San Diego	5	4,691	196.67	82.2	161.72	187.49	80.4	150.70	7.3
Hawaii	2	1,256	374.02	81.8	306.04	353.17	83.3	294.02	4.1
Other	13	7,929	157.24	68.7	107.99	152.82	68.0	103.92	3.9
Domestic	95	52,985	207.81	78.6	163.38	198.50	77.5	153.83	6.2

Asia-Pacific	7	1,390	$155.22	82.1%	$127.44	$150.11	81.0%	$121.55	4.8%
Canada	3	1,219	182.55	68.4	124.93	172.81	69.2	119.60	4.5
Latin America	4	1,075	266.49	67.6	180.13	217.34	64.2	139.50	29.1
International	14	3,684	193.35	73.4	141.91	174.60	72.2	126.12	12.5
All Markets - Constant US$	109	56,669	206.92	78.3	161.98	197.04	77.2	152.02	6.6

All Owned Hotels in Constant US$ (3)

	As of September 30, 2014		Year-to-date ended September 30, 2014			Year-to-date ended September 30, 2013
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Comparable Hotels	109	56,669	$206.92	78.3%	$161.98	$197.04	77.2%	$152.02	6.6%
Non-comparable Hotels (Pro Forma)	5	3,172	209.42	76.2	159.63	207.99	64.4	134.03	19.1
All Hotels	114	59,841	207.05	78.2	161.86	197.51	76.5	151.10	7.1

Comparable Hotels in Nominal US$

	As of September 30, 2014		Year-to-date ended September 30, 2014			Year-to-date ended September 30, 2013
International Market	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Asia-Pacific	7	1,390	$155.22	82.1%	$127.44	$152.13	81.0%	$123.19	3.5%
Canada	3	1,219	182.55	68.4	124.93	184.44	69.2	127.65	(2.1)
Latin America	4	1,075	266.49	67.6	180.13	237.49	64.2	152.43	18.2
International	14	3,684	193.35	73.4	141.91	184.33	72.2	133.14	6.6
Domestic	95	52,985	207.81	78.6	163.38	198.50	77.5	153.83	6.2
All Markets	109	56,669	206.92	78.3	161.98	197.63	77.2	152.48	6.2

Comparable Hotels by Type in Nominal US$

	As of September 30, 2014		Year-to-date ended September 30, 2014			Year-to-date ended September 30, 2013
Property type (2)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Urban	57	35,255	$221.14	79.7%	$176.24	$212.08	78.8%	$167.08	5.5%
Suburban	29	10,206	164.19	73.2	120.21	155.21	71.9	111.62	7.7
Resort	11	5,570	258.63	74.9	193.70	246.32	73.9	182.15	6.3
Airport	12	5,638	142.82	81.9	117.00	132.83	79.6	105.74	10.7
All Types	109	56,669	206.92	78.3	161.98	197.63	77.2	152.48	6.2
___________
(1)

See the Notes to Financial Information for a discussion of comparable hotel operating statistics and constant US$ presentation. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.

(2)	See the Notes to Financial Information for a description of these markets and property types.
(3)

Operating statistics presented are for all consolidated properties owned as of September 30, 2014, with the exception of the b2 miami downtown hotel, and do not include the results of operations for properties sold as of September 30, 2014. Operations for the two hotels acquired in 2014 and 2013 (excluding the b2 miami downtown hotel) are presented on a pro forma basis, assuming they were owned as of January 1, 2013. See the Notes to Financial Information for further information on these pro forma statistics and the limitations on their use.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data – European Joint Venture

European Joint Venture Hotels

	As of September 30, 2014		Quarter ended September 30, 2014			Quarter ended September 30, 2013
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Total comparable - in Constant Euros (1)	18	5,962	€179.74	82.6%	€148.53	€175.98	81.0%	€142.63	4.1%
Total comparable - in Nominal Euros (1)	18	5,962	179.74	82.6	148.53	174.30	81.0	141.27	5.1
All Hotels (Pro Forma) - in Constant Euros (2)	19	6,427	178.71	82.7	147.86	174.52	81.4	142.03	4.1

	As of September 30, 2014		Year-to-date ended September 30, 2014			Year-to-date ended September 30, 2013
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Total comparable - in Constant Euros (1)	18	5,962	€178.24	78.6%	€140.15	€177.72	77.0%	€136.86	2.4%
Total comparable - in Nominal Euros (1)	18	5,962	178.24	78.6	140.15	176.62	77.0	136.01	3.0
All Hotels (Pro Forma) - in Constant Euros (2)	19	6,427	177.69	78.5	139.54	176.78	76.9	135.98	2.6
___________
(1)

Total comparable statistics include the operating performance for the 18 properties in the joint venture with comparable results (determined on the same basis as our consolidated comparable hotel portfolio). The total comparable statistics exclude the Sheraton Stockholm Hotel, which was acquired in 2013 as the joint venture did not own the hotel for the entirety of 2013 and include the operations of the Sheraton Skyline Hotel & Conference Centre, which was sold subsequent to quarter end. See Notes to Financial Information for a discussion of the constant Euro and nominal Euro presentation.

(2)

Operating statistics presented are for all properties owned by the joint venture as of September 30, 2014. The results exclude: (i) the Grand Hotel Esplanade Berlin, which was acquired on September 30, 2014; and (ii) results of operations for one property sold in 2013. The results include (i) the operations of the Sheraton Skyline Hotel & Conference Centre, which was sold subsequent to quarter end; and (ii) the Sheraton Stockholm hotel, presented on a pro forma basis, assuming it was owned as of January 1, 2013. See Notes to Financial Information for further information on these pro forma statistics and limitations on their use.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Number of hotels	109	109	109	109
Number of rooms	56,669	56,669	56,669	56,669
Percent change in comparable hotel RevPAR - Constant US$	7.9%	—	6.6%	—
Percent change in comparable hotel RevPAR - Nominal US$	7.8%	—	6.2%	—
Operating profit margin (2)	15.6%	6.5%	13.9%	9.8%
Comparable hotel adjusted operating profit margin (2)	26.45%	23.4%	26.8%	25.25%
Comparable hotel revenues
Room	$855	$793	$2,507	$2,359
Food and beverage (3)	309	291	1,068	1,015
Other	76	65	219	206
Comparable hotel revenues (4)	1,240	1,149	3,794	3,580
Comparable hotel expenses
Room	227	215	667	632
Food and beverage (5)	244	233	775	749
Other	35	36	107	107
Management fees, ground rent and other costs	406	396	1,227	1,188
Comparable hotel expenses (6)	912	880	2,776	2,676
Comparable hotel adjusted operating profit	328	269	1,018	904
Non-comparable hotel results, net (7)	14	12	92	80
Depreciation and amortization	(178)	(175)	(524)	(520)
Corporate and other expenses	38	(27)	(25)	(90)
Operating profit	$202	$79	$561	$374
___________
(1)	See the Notes to Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(2)

Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP operating profit margins are calculated using amounts presented in the consolidated statements of operations. Comparable hotel adjusted operating profit margins are calculated using amounts presented in the above table.

(3)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:
	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Food and beverage sales per the consolidated statements of operations	$330	$310	$1,150	$1,097
Non-comparable hotel food and beverage sales	(28)	(25)	(110)	(106)
Food and beverage sales for the property for which we record rental income	7	6	28	24
Comparable food and beverage sales	$309	$291	$1,068	$1,015
(4)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:
	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Revenues per the consolidated statements of operations	$1,294	$1,211	$4,034	$3,835
Non-comparable hotel revenues	(67)	(74)	(283)	(294)
Hotel revenues for the property for which we record rental income, net	13	12	43	39
Comparable hotel revenues	$1,240	$1,149	$3,794	$3,580

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

(5)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:
	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Food and beverage expenses per the consolidated statements of operations	$260	$248	$829	$806
Non-comparable hotel food and beverage expenses	(21)	(20)	(71)	(73)
Food and beverage expenses for the property for which we record rental income	5	5	17	16
Comparable food and beverage expenses	$244	$233	$775	$749
(6)	The reconciliation of operating costs and expenses per the consolidated statements of operations to the comparable hotel expenses is as follows:
	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Operating costs and expenses per the consolidated statements of operations	$1,092	$1,132	$3,473	$3,461
Non-comparable hotel expenses	(53)	(62)	(191)	(214)
Hotel expenses for the property for which we record rental income	13	12	43	39
Depreciation and amortization	(178)	(175)	(524)	(520)
Corporate and other expenses	38	(27)	(25)	(90)
Comparable hotel expenses	$912	$880	$2,776	$2,676
(7)

Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our consolidated statements of operations as continuing operations, and (ii) the results of our office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

			September 30, 2014	December 31, 2013
Equity
Common shares outstanding			755.7	754.8
Common shares outstanding assuming conversion of OP Units (1)			765.2	764.5
Preferred OP Units outstanding			.02	.02

Security pricing
Common stock (2)			$ 21.33	$ 19.44
2 1⁄2% Exchangeable Senior Debentures (3)			$ 1,648.7	$ 1,507.7

			Quarter ended	Year-to-date ended
			September 30,	September 30,
Dividends declared per common share
2014			$ .20	$ .49
2013			.12	.33

Debt
Senior debt	Rate	Maturity date	September 30, 2014	December 31, 2013
Series Q	6 3⁄4%	6/2016	$ —	$ 150
Series V	6%	11/2020	500	500
Series X	5 7⁄8%	6/2019	498	497
Series Z	6%	10/2021	300	300
Series B	5 1⁄4%	3/2022	350	350
Series C	4 3⁄4%	3/2023	450	450
Series D	3 3⁄4%	10/2023	400	400
Exchangeable senior debentures (4)	2 1⁄2%	10/2029	382	371
Credit facility term loan	1.3%	6/2017	500	500
Credit facility revolver (5)	1.6%	6/2018	212	446
			3,592	3,964
Mortgage debt and other
Mortgage debt (non-recourse)	3.3-6.6%	2/2016-1/2024	407	709
Other	7.1%	9/2015	13	86
Total debt (6)(7)			$ 4,012	$ 4,759
Percentage of fixed rate debt			79%	71%
Weighted average interest rate			4.8%	4.7%
Weighted average debt maturity			5.4 years	5.3 years
Forecast cash interest (8)			$ 191
___________
(1)

Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At September 30, 2014 and December 31, 2013, there were 9.4 million and 9.5 million common OP Units, respectively, held by non-controlling interests.

(2)	Share prices are the closing price as reported by the New York Stock Exchange.
(3)	Amount reflects market trading price of a single $1,000 debenture as quoted by Bloomberg L.P.
(4)

At September 30, 2014, the principal balance outstanding of the 2½% Exchangeable Senior Debentures due 2029 is $400 million. The discount related to these debentures is amortized through October 15, 2015, the first date at which holders can require us to repurchase the debentures for cash.

(5)	The interest rate shown is the weighted average rate of the outstanding credit facility at September 30, 2014.
(6)

In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 30, 2014, our non-controlling partners’ share of consolidated debt is $94 million and our share of debt in unconsolidated investments is $543 million.

(7)	Total debt as of September 30, 2014 and December 31, 2013 includes net discounts of $20 million and $31 million, respectively.
(8)

Reflects forecast cash interest expense based on existing debt as of the balance sheet date. The following chart reconciles forecast cash interest to the forecast full year 2014 interest expense. See footnote (1) to the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts for full year forecast assumptions.

Forecast interest expense full year 2014	$216
Non-cash interest for exchangeable debentures	(16)
Amortization of deferred financing costs	(8)
Non-cash debt extinguishment costs	(2)
Change in accrued interest	1
Forecast cash interest full year 2014	$191

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA and Adjusted EBITDA (1)

(unaudited, in millions)

	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Net income	$145	$18	$489	$199
Interest expense	51	65	164	244
Depreciation and amortization	172	175	518	520
Income taxes	6	11	17	19
Discontinued operations (2)	—	3	—	14
EBITDA (3)	374	272	1,188	996
Gain on dispositions (4)	—	(14)	(111)	(32)
Gain on property insurance settlement	(1)	—	(1)	—
Acquisition costs	—	—	2	1
Recognition of deferred gain on land condemnation (5)	—	—	—	(11)
Litigation (gain) loss (6)	(59)	—	(59)	8
Non-cash impairment loss	6	—	6	—
Equity investment adjustments:
Equity in (earnings) losses of affiliates	1	1	4	(3)
Pro rata Adjusted EBITDA of equity investments	14	13	40	38
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non- controlling partners in other consolidated partnerships	(4)	(2)	(19)	(13)
Adjusted EBITDA (3)	$331	$270	$1,050	$984
___________
(1)	See the Notes to Financial Information for discussion of non-GAAP measures.
(2)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(3)	EBITDA and Adjusted EBITDA include a gain of $21 million for the year-to-date ended September 30, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa.
(4)	Reflects the sale of an 89% controlling interest in one hotel in 2014, the sale of one hotel in 2014 and the sale of two hotels in 2013.
(5)

During the first quarter of 2013, we recognized a previously deferred gain of approximately $11 million related to the eminent domain claim by the State of Georgia for 2.9 acres of land at the Atlanta Marriott Perimeter Center for highway expansion, for which we received cash proceeds in 2007. We have included the gain in NAREIT FFO per diluted share, which is consistent with the treatment of gains recognized on the disposition of non-depreciated assets. However, due to the significant passage of time since we received the proceeds, we have excluded the gain from Adjusted FFO per diluted share and Adjusted EBITDA for the year.

(6)

As of September 30, 2014, we had accrued litigation losses totaling $69 million (including $8 million in 2013) for litigation related to the ground lease for the San Antonio Marriott Rivercenter in 2005. On October 3, 2014 the final motion for rehearing by Keystone-Texas Property Holding Corporation to the Texas Supreme Court was denied. As a result, in the third quarter of 2014, we reversed the $69 million loss contingency, which is included as a reduction to corporate expense in net income. Consistent with our definition of Adjusted EBITDA and Adjusted FFO, we have excluded $59 million of the gain, as the related accrual for these amounts was similarly excluded in prior years. We are including $10 million of the gain in Adjusted EBITDA and Adjusted FFO, which represents periodic interest accrued on the judgments since 2010, as this amount was included as a reduction in Adjusted EBITDA and Adjusted FFO in prior years.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to NAREIT and

Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2014	2013	2014	2013
Net income	$145	$18	$489	$199
Less: Net (income) loss attributable to non-controlling interests	(1)	1	(11)	(5)
Net income attributable to Host Inc.	144	19	478	194
Adjustments:
Gain on dispositions, net of taxes (4)	(2)	(14)	(110)	(32)
Gain on property insurance settlement	(1)	—	(1)	—
Depreciation and amortization	172	176	516	527
Non-cash impairment loss	6	—	6	—
Equity investment adjustments:
Equity in (earnings) losses of affiliates	1	1	4	(3)
Pro rata FFO of equity investments	6	7	19	26
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(2)	(2)	(7)	(5)
FFO adjustments for non-controlling interests of Host L.P.	(3)	(2)	(5)	(7)
NAREIT FFO (2)	321	185	900	700
Adjustments to NAREIT FFO:
Loss on debt extinguishment	—	3	4	40
Acquisition costs	—	—	2	1
Recognition of deferred gain on land condemnation (5)	—	—	—	(11)
Litigation (gain) loss (6)	(59)	—	(59)	8
Income attributable to non-controlling interests	1	—	1	—
Adjusted FFO (2)	$263	$188	$848	$738

For calculation on a per share basis:

Adjustments for dilutive securities (3):
Assuming conversion of Exchangeable Senior Debentures	$7	$7	$20	$19
Diluted NAREIT FFO	$328	$192	$920	$719
Diluted Adjusted FFO	$270	$195	$868	$757

Diluted weighted average shares outstanding - EPS	756.4	749.7	756.0	744.9
Assuming conversion of Exchangeable Senior Debentures	30.3	29.5	30.2	29.4
Diluted weighted average shares outstanding - NAREIT FFO and Adjusted FFO	786.7	779.2	786.2	774.3
NAREIT FFO per diluted share	$0.42	$0.25	$1.17	$0.93
Adjusted FFO per diluted share	$0.34	$0.25	$1.10	$0.98
___________
(1)	See the Notes to Financial Information for discussion of non-GAAP measures.
(2)	Both NAREIT and Adjusted FFO include a gain of $21 million for the year-to-date ended September 30, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa.
(3)

Earnings per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

(4-6)	Refer to the corresponding footnote on the Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts (1)

(unaudited, in millions, except per share amounts)

	Full Year 2014
	Low-end of range	High-end of range
Net income	$712	$722
Interest expense	216	216
Depreciation and amortization	693	693
Income taxes	22	22
EBITDA	1,643	1,653
Gain on dispositions (2)	(227)	(227)
Gain on property insurance settlement	(1)	(1)
Acquisition costs	2	2
Litigation gain	(59)	(59)
Non-cash impairment loss	6	6
Equity investment adjustments:
Equity in earnings of affiliates	(10)	(10)
Pro rata Adjusted EBITDA of equity investments	70	70
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(24)	(24)
Adjusted EBITDA	$1,400	$1,410

	Full Year 2014
	Low-end of range	High-end of range
Net income	$712	$722
Less: Net income attributable to non-controlling interests	(14)	(14)
Net income attributable to Host Inc.	698	708
Gain on dispositions, net of tax (2)	(226)	(226)
Gain on property insurance settlement	(1)	(1)
Depreciation and amortization	690	690
Non-cash impairment loss	6	6
Equity investment adjustments:
Equity in earnings of affiliates	(10)	(10)
Pro rata FFO of equity investments	43	43
Consolidated partnership adjustments:
FFO adjustment for non-controlling partners in other consolidated partnerships	(9)	(9)
FFO adjustment for non-controlling interests of Host LP	(6)	(6)
NAREIT FFO	1,185	1,195
Loss on debt extinguishments	4	4
Acquisition costs	2	2
Litigation gain	(59)	(59)
Income attributable to non-controlling interests	1	1
Adjusted FFO	1,133	1,143
Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	27	27
Diluted income attributable to Host Inc.	725	735
Diluted NAREIT FFO	1,212	1,222
Diluted Adjusted FFO	$1,160	$1,170

Weighted average diluted shares (3)	787.1	787.1
Earnings per diluted share	$0.92	$0.93
NAREIT FFO per diluted share	$1.54	$1.55
Adjusted FFO per diluted share	$1.47	$1.49

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts (1)

(unaudited, in millions, except per share amounts)

___________

(1)	The forecasts were based on the below assumptions:
•

Total comparable hotel RevPAR in constant US$, which excludes the effect of changes in foreign currency, will increase 6.0% to 6.25% for the low and high end of the forecast range, respectively. However, the effect of estimated changes in foreign currency has been reflected in the forecast of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share.

•	Comparable hotel adjusted operating profit margins will increase 120 basis points to 135 basis points for the low and high ends of the forecasted range, respectively.
•

Interest expense includes approximately $4 million related to debt extinguishments and $24 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•

We expect to spend approximately $85 million to $100 million on ROI/redevelopment and acquisition capital expenditures and approximately $330 million to $345 million on renewal and replacement expenditures. Additionally, we expect to spend approximately $60 million on new development projects in 2014.

•	We anticipate additional dispositions of between $50 million to $150 million over the next several months, however the timing of any transactions is uncertain.

For a discussion of additional items that may affect forecasted results, see the Notes to Financial Information.

(2)

Represents the gain on the January 10, 2014 disposition of an 89% interest in the Philadelphia Marriott Downtown and the $115 million gain on the October 1, 2014 sale of the Tampa Marriott Waterside Hotel & Marina, which we will record in the fourth quarter.

(3)	The earnings per diluted share and NAREIT and Adjusted FFO per diluted share include 31.1 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2014 Forecasts (1)

(unaudited, in millions, except hotel statistics)

	Full Year 2014
	Low-end of range	High-end of range
Operating profit margin under GAAP (2)	13.3%	13.4%
Comparable hotel adjusted operating profit margin (3)	26.5%	26.65%
Comparable hotel sales
Room	$3,299	$3,306
Food and beverage	1,425	1,428
Other	283	284
Comparable hotel sales (4)	5,007	5,018
Comparable hotel expenses
Rooms, food and beverage and other departmental costs	2,054	2,054
Management fees, ground rent and other costs	1,626	1,627
Comparable hotel expenses (5)	3,680	3,681
Comparable hotel adjusted operating profit	1,327	1,337
Non-comparable hotel results, net	131	131
Depreciation and amortization	(699)	(699)
Corporate and other expenses	(47)	(47)
Operating profit	$712	$722
___________
(1)

Forecast comparable hotel results include 108 hotels that we have assumed will be classified as comparable as of December 31, 2014. See “Comparable Hotel Operating Statistics” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2014. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2014 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.

(2)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (4) below for forecast revenues.
(3)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(4)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):
	Low-end of range	High-end of range
Revenues	$5,360	$5,372
Non-comparable hotel revenues	(409)	(410)
Hotel revenues for the property for which we record rental income, net	56	56
Comparable hotel sales	$5,007	$5,018
(5)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):
	Low-end of range	High-end of range
Operating costs and expenses	$4,648	$4,650
Non-comparable hotel and other expenses	(278)	(279)
Hotel expenses for the property for which we record rental income	56	56
Depreciation and amortization	(699)	(699)
Corporate and other expenses	(47)	(47)
Comparable hotel expenses	$3,680	$3,681

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Forecasts

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

Comparable Hotel Operating Statistics

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Hyatt Place Waikiki Beach in May of 2013. The hotel will not be included in our comparable hotels until January 1, 2015. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 115 hotels that we owned on September 30, 2014, 109 have been classified as comparable hotels. The operating results of the following hotels that we owned as of September 30, 2014 are excluded from comparable hotel results for these periods:

•	b2 miami downtown hotel (acquired in August 2014);
•	Powell Hotel (acquired in January 2014);
•

The Ritz-Carlton, Naples, removed in the third quarter of 2013 (business interruption due to closure of the hotel during extensive renovations that were substantially completed in October 2013, including renovations of 450 rooms, including 35 suites, restaurant, façade and windows);

•	Hyatt Place Waikiki Beach (acquired in May 2013);
•

Novotel Christchurch Cathedral Square in Christchurch, New Zealand (business interruption due to closure of the hotel following an earthquake in February 2011 and the subsequent extensive renovations, which hotel reopened in August 2013); and

•

Orlando World Center Marriott, removed in the third quarter of 2012 (business interruption due to extensive renovations that were substantially completed in July 2013, including façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool, dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants).

The operating results of seven hotels disposed of in 2014 and 2013 are not included in comparable hotel results for the periods presented herein. These operations are also excluded from the hotel operating data for all owned hotels on pages 10 and 11.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Operating statistics for the non-comparable hotels listed above are included in the hotel operating data for all owned hotels, with the exception of the b2 miami downtown hotel, as the hotel was not operating for all of 2013. By definition, the RevPAR results for these properties are not comparable due to the reasons listed above, and, therefore, are not indicative of the overall trends for our portfolio. The operating results for the two hotels acquired in 2014 and 2013 (excluding the b2 miami downtown hotel) are also included in the all owned hotel operating data on a pro forma basis, which includes operating results assuming they were owned as of January 1, 2013 and based on actual results obtained from the managers for periods prior to our ownership. For these two hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. All owned hotel operating statistics are provided for completeness and to show the difference between our comparable hotel information (upon which we usually evaluate performance) and all of our hotels, including non-comparable hotels. Also, while they may not be illustrative of trends (as compared to comparable hotel operating statistics), changes in all owned hotel statistics will have an effect on our overall revenues. We also present all owned hotel statistics for our joint venture in Europe using the same methodology as our consolidated hotels.

We evaluate the operating performance of our comparable hotels based on both market and property type. These divisions are generally consistent with groupings recognized in the lodging industry.

Our markets consist of the following:

Domestic

•	Boston – Greater Boston Metropolitan area;
•	New York – Greater New York Metropolitan area, including northern New Jersey;
•	Philadelphia – Philadelphia Metropolitan area;
•	Washington, D.C. – Metropolitan area, including the Maryland and Virginia suburbs;
•	Atlanta – Atlanta Metropolitan area;
•	Florida – All Florida locations;
•	Chicago – Chicago Metropolitan area;
•	Denver – Denver Metropolitan area;
•	Houston – Houston Metropolitan area;
•	Phoenix – Phoenix Metropolitan area, including Scottsdale;
•	Seattle – Seattle Metropolitan area;
•	San Francisco – Greater San Francisco Metropolitan area, including San Jose;
•	Los Angeles – Greater Los Angeles area, including Orange County;
•	San Diego – San Diego Metropolitan area;
•	Hawaii – All Hawaii locations; and
•	Other – Select cities in California, Indiana, Louisiana, Minnesota, Missouri, North Carolina, Ohio, Tennessee, and Texas.

International

•	Asia-Pacific – Australia and New Zealand;
•	Canada – Toronto and Calgary; and
•	Latin America – Brazil, Chile and Mexico.

Our property types consist of the following:

•	Urban – Hotels located in primary business districts of major cities;
•	Suburban – Hotels located in office parks or smaller secondary markets;
•	Resort – Hotels located in resort destinations such as Arizona, Florida, Hawaii and Southern California; and
•	Airport – Hotels located at or near airports.

Constant US$, Nominal US$ and Constant Euros

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. For comparative purposes, we also present the RevPAR results for the prior year assuming the results for our foreign operations were translated using the same exchange rates that were effective for the comparable periods in the current year, thereby eliminating the effect of currency fluctuation for the year-over-year comparisons. For the full year forecast results, we use the applicable forward currency curve (as published by Bloomberg L.P.) for each monthly period to estimate forecast foreign operations in US dollars and have restated the prior year RevPAR results using the same forecast exchange rates to estimate year-over-year growth in RevPAR in constant US$. We believe this presentation is useful to investors as it shows growth in RevPAR in the local currency of the hotel consistent with how we would evaluate our domestic portfolio. However, the estimated effect of changes in foreign currency has been reflected in the actual and forecast results of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

We also present RevPAR results for our joint venture in Europe in constant Euros using the same methodology as used for the constant US$ presentation.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•

Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

•

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•

Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of NAREIT and Adjusted FFO.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated book value of the disposed assets could be less important to investors given that the depreciated asset book value often does not reflect the market value of real estate assets as noted above.

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment expense recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment expense, which is based on historical cost book values, is similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

•

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

•

Litigation Gains and Losses – Effective April 1, 2013, we have excluded the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust EBITDA for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of Adjusted EBITDA.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be made and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.